EXHIBIT 4.1

THE SECURITIES OFFERED HEREBY SHOULD BE CONSIDERED TO BE AT THE HIGH END OF THE RISK SPECTRUM AND SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of November 14, 2014, among Manhattan Scientifics, Inc. a Delaware corporation (the “Company”), and the purchaser identified on the signature pages hereto (the “Purchaser”); and

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, and/or Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company the number of shares subscribed for on page 6 hereafter, of shares of Common Stock (the “Shares”) and warrant to purchase shares of common stock (the "Warrants") on the Closing Date, as defined below.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE 1

SALE AND PURCHASE OF THE SHARES AND WARRANTS

1.1 Sale of the Shares and Warrants. Within one (1) day of the execution of this Agreement (the "Closing Date"), the Purchaser shall purchase from the Company and the Company shall issue and sell to each Purchaser, the number of Shares equal to such Purchaser’s amounts set forth below such Purchaser’s signature block on the signature page hereto (the “Subscription Amount”) divided by the per share purchase price (the “Per Share Purchase Price”), which shall be $0.11, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Company’s common stock that occur after the date of this Agreement. For each four (4) Shares purchased, Purchaser will receive warrants (the “Warrants”) to purchase one (1) share of common stock for a period of five (5) years at an exercise price of $0.1265 per share, a form of which is attached hereto as Exhibit A. The Shares and the Warrants hereinafter sometimes collectively referred to as the Securities.

1.2 Instruments of Conveyance and Transfer.

(a)	On the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser this Agreement duly executed by the Company.

(b)	On the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i)	this Agreement duly executed by such Purchasers;

(ii)	a Warrant duly executed by the Company;

(iii)	a copy of the completed Accredited Investor Questionnaire, a copy of which is attached hereto as Exhibit B.

1.3 Consideration for the Shares. The Purchaser’s total purchase price for the Shares and the Warrants is the Subscription Amount.

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ARTICLE 2

REPRESENTATIONS AND COVENANTS OF SELLER AND PURCHASER

2.1 The Company hereby represents and warrants that:

(a)	The Securities issued hereunder have been duly authorized by the appropriate corporate action of the Company.

(b)

The Company shall transfer title, in and to the Securities to the Purchaser free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands and claims, of any kind and nature whatsoever, whether direct or indirect or contingent.

(c)

The certificate representing the Shares and the shares of common stock underlying the Warrants which will be issued to the Purchaser shall be subject to no liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever, except as set forth in the legend on the certificate, which legend shall provide as follows:

THE SHARES (OR OTHER SECURITIES) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

(d)

No Brokers. Except for the Letter Agreement entered between the Company and Govdesk, LLC ("Govdesk"), pursuant to which Govdesk shall receive from the Company a cash fee of five percent (5%) of any investment received from an investor introduced to the Company by Govdesk as well as common stock purchase warrants to acquire 3,000,000 shares of common stock for a period of five (5) years at an exercise price of $0.1265 per share, the Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby. In addition, for services rendered to the Company by Govdesk, the Company will issue Govdesk or its assignees 2,000,000 shares of Common Stock.

(e)	Purchaser acknowledges and agrees that the Company makes no other representations or warranties with respect to the Shares or the Company.

2.2 Purchaser represents and warrants to the Company as follows:

(a)

Purchaser has adequate means of providing for current needs and contingencies, has no need for liquidity in the investment, and is able to bear the economic risk of an investment in the Securities offered by the Company of the size contemplated. Purchaser represents that Purchaser is able to bear the economic risk of the investment and at the present time could afford a complete loss of such investment. Purchaser has had a full opportunity to inspect the books and records of the Company and to make any and all inquiries of the Company officers and directors regarding the Company and its business as Purchaser has deemed appropriate.

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(b)

Purchaser is an “Accredited Investor” as defined in Regulation D of the Securities Act and Purchaser, either alone or with Purchaser’s professional advisers who are unaffiliated with, have no equity interest in and are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, has sufficient knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of an investment in the Securities offered by the Company and of making an informed investment decision with respect thereto and has the capacity to protect Purchaser’s own interests in connection with Purchaser’s proposed investment in the Securities.

(c)

Purchaser acknowledges that the Securities including the shares of common stock underlying the Warrants will initially be “restricted securities” (as such term is defined in Rule 144 (“Rule 144"), promulgated under the Securities Act of 1933, as amended (the “Securities Act”), that the Securities will include the restrictive legend set forth above, and, except as otherwise set forth in this Agreement, that the Securities cannot be sold unless registered with the United States Securities and Exchange Commission (“SEC”) and qualified by appropriate state securities regulators, or otherwise complies with an exemption from such registration and qualification (including, without limitation, compliance with Rule 144).

(d)

The Purchaser has carefully read the Form 10-K Annual Report for the year ended December 31, 2013, the Form 10-Q Quarterly Report for the quarter ended June 30, 2014 and all other reports filed with the SEC (the “Reports”) as well as all other filings made by the Company with the SEC, and the related risk factors (the “Risk Factors”), which are contained in the Reports. The undersigned has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of this offering, the Reports and the Risk Factors and to obtain such additional information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of same as the undersigned reasonably desires in order to evaluate the investment. The Purchaser understands the Reports and the associated Risk Factors, and the undersigned has had the opportunity to discuss any questions regarding any of the disclosure in the Reports and the associated Risk Factors with his counsel or other advisor. Notwithstanding the foregoing, the only information upon which the undersigned has relied is that set forth in the Reports and the associated Risk Factors. The undersigned has received no representations or warranties from the Company, its employees, agents or attorneys, in making this investment decision other than as set forth in the Reports and the associated Risk Factors. The undersigned does not desire to receive any further information.

(e)

The Purchaser is aware that the purchase of the Securities is a speculative investment involving a high degree of risk, that there is no guarantee that the undersigned will realize any gain from this investment, and that the undersigned could lose the total amount of this investment. The undersigned acknowledges that the proceeds will be utilized for working capital.

(f)

The Purchaser understands that no federal or state agency has made any finding or determination regarding the fairness of the Securities for investment, or any recommendation or endorsement of the Securities.

(g)	The Purchaser represents that the Purchaser is not a broker, a broker dealer or an affiliate of a broker dealer.

(h)

During the period beginning on the Closing Date and continuing through May 15, 2017, the Purchaser agrees that any sales of the Shares or the shares of Common Stock underlying the Warrants into the market will not exceed 10% of the Company’s average volume for the preceding twenty (20) trading days on any given day. Notwithstanding the foregoing, the restrictions set forth in this Section 2.2(h) shall not apply to the sale by the Purchaser of the Shares or the shares of Common Stock or underlying Warrants in a privately negotiated transaction, including block trades that are cleared through a broker, provided that the purchaser(s) thereof agree to be bound in writing by the restrictions set forth herein.

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ARTICLE 3

MISCELLANEOUS

3.1 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

3.2 Notices. Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by facsimile, personal delivery, overnight delivery, or mailed by registered or certified mail, postage prepaid, with return receipt requested. If notice is given by facsimile, personal delivery, or overnight delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given seven days after deposit thereof in the United States mail.

3.3 Waiver and Amendment. Any term, provision, covenant, representation, warranty or condition of this Agreement may be waived, but only by a written instrument signed by the party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all parties hereto.

3.4 Choice of Law. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

3.5 Jurisdiction. The parties submit to the jurisdiction of the Courts of the County of New York, State of New York or a Federal Court empanelled in the State of New York for the resolution of all legal disputes arising under the terms of this Agreement, including, but not limited to, enforcement of any arbitration award.

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3.6 Counterparts. This Agreement may be executed in two or more counterparts, including, without limitation, by facsimile transmission, all of which counterparts shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause additional original executed signature pages to be delivered to the other parties as soon as practicable thereafter.

3.7 Attorneys' Fees. Except as otherwise provided herein, if a dispute should arise between the parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the non-prevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees exclusive of such amount of attorneys' fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

3.8 Taxes. Any income taxes required to be paid in connection with the payments due hereunder, shall be borne by the party required to make such payment. Any withholding taxes in the nature of a tax on income shall be deducted from payments due, and the party required to withhold such tax shall furnish to the party receiving such payment all documentation necessary to prove the proper amount to withhold of such taxes and to prove payment to the tax authority of such required withholding.

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IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement, as of the date first written hereinabove.

MANHATTAN SCIENTIFICS, INC.		Address for Notice:

By:		405 Lexington Avenue, 32nd Floor
Name:	Emmanuel Tsoupanarias	New York, New York, 10174
Title:	Chief Executive Officer

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SIGNATURE PAGES FOR PURCHASER FOLLOWS]

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[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Total Subscription Amount: $1,980,000 ($0.11 per share)

Shares 18,000,000 (determined by dividing the above subscription amount by $0.11)

Warrants 4,500,000 (determined by multiplying the number of Shares by 4)

Tax Payer Identification Number (or Social Security or EIN number): _________________________

Name of Purchaser: ________________________________________________________________

Signature of Authorized Signatory of Purchaser: _________________________________________

Name of Authorized Signatory: __________________________________________________

Title of Authorized Signatory: ________________________________________

Email Address of Purchaser: _______________________________

Facsimile of Purchaser: __________________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as above):

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EXHIBIT B

ACCREDITED INVESTOR QUESTIONNAIRE

The Purchaser warrants and represents to the Company that it qualifies as an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of the fact that the Purchaser meets the following criteria at the time of the sale of the Securities to the Purchaser (Purchaser must initial the applicable categories below):

I. ACCREDITED INVESTOR STATUS

A. Individual Investors:  (Initial one or more of the following statements)

1. ____ I certify that I am an accredited investor because I have had individual income (exclusive of any income earned by my spouse) of more than $200,000 in each of the two most recent calendar years and I reasonably expect to have an individual income in excess of $200,000 for the current year.

2. ____ I certify that I am an accredited investor because I have had joint income with my spouse in excess of $300,000 in each of the two most recent calendar years and I reasonably expect to have joint income with my spouse in excess of $300,000 for the current year.

3. ____ I certify that I am an accredited investor because I have an individual net worth, or my spouse and I have a joint net worth, in excess of $1,000,000 which excludes the value of your primary residence.

4. ____ I certify that I am an accredited investor because I am a director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer.

B. Partnerships, Corporations, Trusts or Other Entities: (Initial one of the following statements)

1. The undersigned hereby certifies that it is an accredited investor because it is:

a. ______ any corporation, partnership, or Massachusetts or similar business trust, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

b. ______ a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the securities offered as described in Rule 506(b)(2)(ii) under the Securities Act;

c. ______ an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, whose investment decisions are made by a plan fiduciary, as defined in Section 3 (21) of such act, which is either a bank, savings and loan association, an insurance company or registered investment adviser;

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d. ______ a self-directed employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, with investment decisions made solely by persons that are accredited investors;

e. ______ an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 with total assets in excess of $5,000,000;

f. ______ any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of $5,000,000;

g. ______ an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

h. ______ a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

i. ______ any bank as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

j. ______ any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;

k. ______ any insurance company as defined in Section 2(a)(13) of the Securities Act;

l. ______ any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940;

m. ______ any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

2. ____ The undersigned hereby certifies that it is an accredited investor because it is an entity in which each of the equity owners qualifies as an accredited investor under items A(1), (2) or (3) or item B(1) above.

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Please indicate whether Purchaser is an INDIVIDUAL, or if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

Date: _______________, 2014

Purchaser(s)	Purchaser(s)

Print Name(s)	Print Name(s)

Print Title	Print Title

Signature(s)	Signature(s)

_______________________________

_______________________________

Address

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